Exhibit 99.1

Bentley Systems Announces Operating Results for Third Quarter 2020

EXTON, PA – November 10, 2020: Bentley Systems, Incorporated (Nasdaq: BSY) (“Bentley Systems” or the “Company”), the infrastructure engineering software company, today announced operating results for its quarter ended September 30, 2020.

Third Quarter 2020 Financial Results:

•	Total revenues were $203.0 million, up 8.8% year-over-year;

•	Subscriptions revenues were $173.2 million, up 11.6% year-over-year;

•	Last twelve-month recurring revenues were $682.7 million, up 11.0% year-over-year;

•	Last twelve-month recurring revenues dollar-based net retention rate was 110%, compared to 107% for the same period last year;

•	Last twelve-month account retention rate was 98%, consistent with the same period last year;

•	Annualized Recurring Revenue (“ARR”) was $715.3 million as of September 30, 2020, representing Constant currency growth in ARR of 9% over September 30, 2019;

•	GAAP operating income was $5.3 million, compared to $41.4 million for the same period last year;

•	GAAP net income was $5.8 million, compared to $20.4 million for the same period last year. GAAP net income per diluted share was $0.02, compared to $0.07 for the same period last year;

•	Adjusted Net Income was $51.4 million, compared to $39.3 million for the same period last year. Adjusted Net Income per diluted share was $0.17 compared to $0.14 for the same period last year;

•	Adjusted EBITDA was $73.6 million, compared to $52.8 million for the same period last year. Adjusted EBITDA margin was 36.3%, compared to 28.3% for the same period last year;

•	Cash flow from operations was $39.8 million, compared to $35.5 million for the same period last year.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

“Our encouraging operating results for the third quarter of 2020 continue to reinforce the relative resilience of infrastructure engineering, and the priority placed by our user organizations this year on going digital, as they have resourcefully ‘virtualized’ their mission-critical work,” said Greg Bentley, CEO. “2020’s inflection in their digital advancement is evidenced by the burgeoning use cases for infrastructure digital twins which our users and accounts showcased at our just-completed Year in Infrastructure 2020 Conference.”

Mr. Bentley continued, “Although infrastructure investment at large-- and our predictable business model-- continues to demonstrate resilience, we have now discerned a change within our application usage trends. During the first half of 2020 we could see waves of pandemic-related lockdowns adversely impacting our days of usage by a few percent, and then abating progressively by region. Beginning in the third quarter, we’ve been observing global usage impacts that instead are primarily a function of infrastructure sector -- with the commercial / facilities sector most affected, and our mainstay public works and utilities sector least affected. In the industrial / resources sector, capital projects activity has now perceptibly declined, reducing consumption of our applications by those affected (‘EPC’ engineering / procurement / construction firms). EPC accounts tend to have been early adopters of our consumption-based E365 commercial model, so our ARR and revenue growth are being somewhat attenuated. Our usual visibility into ARR momentum is likely to remain obscured to this degree.”

“Overall, we are nonetheless confident about promising returns on the purposeful reinvestment of our significant 2020 cost savings. Our new Chief Product Officer (Nicholas Cumins), inaugural Chief Success Officer (Katriona Lord-Levins), and new Chief Marketing Officer (Chris Bradshaw) bring us world-class public company experience in succession to many of our ‘foundation pillar’ executives whose retirements, upon our IPO after 36 years, have been anticipated. While maintaining our commitment to annual improvement in operating efficiency and margins, we are enthusiastically investing to accelerate accretion in our existing accounts, to better reach more small and mid-market prospects, to further enable our applications and systems through our iTwins Platform, and to develop our ecosystem of digital integrators to curate infrastructure digital twins.”

Financial Developments:

•	In August 2020, Bentley Systems declared a special dividend of $1.50 per share ($392.5 million in the aggregate) and used its bank credit facility to fund the special dividend.

•	In September 2020, Bentley Systems completed its initial public offering (“IPO”) of its Class B common stock at a price of $22.00 per share. Selling stockholders completed the sale of 12.4 million shares, including 1.6 million shares issued pursuant to the full exercise of the underwriters’ option to purchase additional shares. The Company did not receive any proceeds from the sale of shares of common stock by the selling stockholders in the IPO. For the three and nine months ended September 30, 2020, the Company recorded in its consolidated statement of operations $26.1 million in expenses associated with its IPO. Expenses associated with the IPO include certain non-recurring costs consisting of underwriting discounts and commissions applicable to the sale of shares by the selling stockholders, professional fees, and other expenses.

•	During the third quarter of 2020, the Company initiated a strategic realignment program to better align talent resources with the evolving needs of the business. The Company incurred realignment costs related to this program of $10.0 million for the three and nine months ended September 30, 2020, representing termination benefits for colleagues whose positions were eliminated. These realignment activities have been broadly implemented across the company with substantially all actions expected to be completed by the beginning of 2021.

•	For the three and nine months ended September 30, 2020, the Company reported an effective tax rate of 62.5% and 22.6% respectively. The unusually high effective tax rate, especially in the third quarter, is primarily due to officer compensation limitation provisions resulting from the Company’s IPO and the non-deductibility of expenses associated with the Company’s IPO, partially offset by increased tax benefits from stock-based compensation.

2020 Financial Outlook

For the full year of 2020, the Company currently expects:

•	Total revenues in the range of $790 million to $800 million, representing growth of 7.2% to 8.6%;

•	Constant currency growth in ARR of 7.5% to 9.0%;

•	Adjusted EBITDA in the range of $250 million to $265 million, representing growth of 33% to 41%, including the impact of transitioning approximately $7.5 million of quarterly executive compensation from cash-based incentives to stock-based incentives for the fourth quarter of 2020;

•	Its effective tax rate for 2020 to be 23% to 25%. However, normalized for the unusual IPO-related activity in the third quarter of 2020, the effective tax rate is expected to be approximately 19% to 21%.

Bentley Systems is not providing a quantitative reconciliation of its Non-GAAP financial outlook to the corresponding GAAP information because the GAAP measures that it excludes from its Non-GAAP outlook are not available without unreasonable effort on a forward-looking basis due to their unpredictability, high variability, complexity and low visibility.

Earnings Call Details

Bentley Systems will host a live Zoom Video Webinar on November 10, 2020 at 8:30 a.m. Eastern Time to discuss the financial results for the third quarter of 2020.

Those wishing to participate should access the live Zoom Video Webinar of the event through a direct registration link at https://zoom.us/webinar/register/WN_MIBAJ7xHTN-cmp5KHRA-Fg. Alternatively, the event can be accessed from the Events & Presentations page on Bentley Systems’ Investor Relations website at https://investors.bentley.com. A replay and transcript will be available after the conclusion of the live event on Bentley Systems’ Investor Relations website.

About Bentley Systems

Bentley Systems (Nasdaq: BSY) is the infrastructure engineering software company. We provide innovative software to advance the world’s infrastructure – sustaining both the global economy and environment. Our industry-leading software solutions are used by professionals, and organizations of every size, for the design, construction, and operations of roads and bridges, rail and transit, water and wastewater, public works and utilities, buildings and campuses, and industrial facilities. Our offerings include MicroStation-based applications for modeling and simulation, ProjectWise for project delivery, AssetWise for asset and network performance, and the iTwin platform for infrastructure digital twins. Bentley Systems employs more than 4,000 colleagues and generates annual revenues of more than $700 million in 172 countries. www.bentley.com.

Forward-Looking Statements

The foregoing forward-looking statements reflect Bentley Systems’ expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially.

Any statements made in this earnings release that are not statements of historical fact, including statements about our financial outlook and our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, business plans, and strategies. Forward-looking statements are based on Bentley Systems management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited, to macroeconomic conditions, pandemic consequences, and other factors described under the heading “Risk Factors” in our final prospectus filed with the Securities and Exchange Commission (“SEC”) on September 24, 2020, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and the Company’s subsequent filings with the SEC. Copies of each filing may be obtained from the Company or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Definitions of the non-GAAP financial measures used in this earnings release and reconciliations of such measures to their nearest GAAP equivalents are included below under “Use and Reconciliation of Non-GAAP Financial Measures.” Certain non-GAAP measures included in our financial outlook are not being reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The Company is unable to reconcile these forward looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected for these periods not to impact the non-GAAP measures, but would impact GAAP measures. Such unavailable information, which could have a significant impact on the Company’s GAAP financial results, may include stock-based compensation charges, expenses associated with the IPO, depreciation and amortization of capitalized software costs and of acquired intangible assets, realignment expenses, and other items.

Last twelve-month recurring revenues are calculated as recurring revenues recognized over the preceding twelve-month period. We define recurring revenues as subscription revenues that recur monthly, quarterly, or annually with specific or automatic renewal clauses, and professional services revenues in which the underlying contract is based on a fixed fee and contains automatic annual renewal provisions.

Constant Currency Metrics

In reporting period-over-period results, we calculate the effects of foreign currency fluctuations and constant currency information by translating current period results using prior period average foreign currency exchange rates. Our definition of constant currency may differ from other companies reporting similarly named measures, and these constant currency performance measures should be viewed in addition to, and not as a substitute for, our operating performance measures calculated in accordance with U.S. GAAP.

•	Our last twelve-month recurring revenues dollar-based net retention rate is calculated, using the average exchange rates for the prior period, as follows: the recurring revenues for the current period, including any growth or reductions from accounts with recurring revenues in the prior period (“existing accounts”), but excluding recurring revenues from any new accounts added during the current period, divided by the total recurring revenues from all accounts during the prior period. A period is defined as any trailing twelve months. The recurring revenues dollar-based net retention rate is calculated using revenues recognized pursuant to Topic 605 for all periods in order to enhance comparability during our transition to Topic 606 as we do not have all information available to us necessary to present recurring revenues dollar-based net retention rate pursuant to Topic 606 for any period prior to January 1, 2019.

•	Our last twelve-month account retention rate for any given twelve-month period is calculated using the average currency exchange rates for the prior period, as follows: the prior period recurring revenues from all accounts with recurring revenues in the current and prior period, divided by total recurring revenues from all accounts during the prior period. The account retention rate is calculated using revenues recognized pursuant to Topic 605 for all periods in order to enhance comparability during our transition to Topic 606 as we do not have all information available to us necessary to present account retention rate pursuant to Topic 606 for any period prior to January 1, 2019.

•	Our Constant currency ARR growth rate is the growth rate of our ARR, measured on a constant currency basis. Our ARR is defined as the sum of the annualized value of our portfolio of contracts that produce recurring revenue as of the last day of the reporting period, and the annualized value of the last three months of recognized revenues for our contractually recurring consumption-based software subscriptions with consumption measurement durations of less than one year.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have calculated adjusted cost of subscriptions and licenses, adjusted cost of services, adjusted research and development, adjusted selling and marketing, adjusted general and administrative, adjusted income from operations, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted EBITDA, and Adjusted EBITDA margin, each of which are non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to such measure’s most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as to compare our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the financial statements included in our Quarterly Report on Form 10-Q to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

•	Adjusted cost of subscriptions and licenses is determined by adding back to GAAP cost of subscriptions and licenses, amortization of purchased intangibles and developed technologies, equity-based compensation, and realignment expenses, for the respective periods;

•	Adjusted cost of services is determined by adding back to GAAP cost of services, equity-based compensation, acquisition expenses, and realignment expenses, for the respective periods;

•	Adjusted research and development is determined by adding back to GAAP research and development, equity-based compensation, acquisition expenses, and realignment expenses, for the respective periods;

•	Adjusted selling and marketing is determined by adding back to GAAP selling and marketing, equity-based compensation, acquisition expenses, and realignment expenses, for the respective periods;

•	Adjusted general and administrative is determined by adding back to GAAP general and administrative, equity-based compensation, acquisition expenses, and realignment expenses, for the respective periods;

•	Adjusted income from operations is determined by adding back to GAAP operating income, amortization of purchased intangibles and developed technologies, equity-based compensation, acquisition expenses, realignment expenses, and expenses associated with IPO for the respective periods;

•	Adjusted Net Income is defined as net income adjusted for the following: amortization of purchased intangibles and developed technologies, equity-based compensation, acquisition expenses, realignment expenses, expenses associated with IPO, other non-operating income and expense (primarily foreign exchange gain (loss)), net, the tax effect of the above adjustments to net income, non-recurring income tax expense and benefit, and loss from investment accounted for using the equity method, net of tax. The tax effect of adjustments to net income is based on the estimated marginal effective tax rates in the jurisdictions impacted by such adjustments;

•	Adjusted Net Income per diluted share is determined by dividing adjusted net income by the weighted average diluted shares outstanding;

•	Adjusted EBITDA is defined as net income adjusted for interest expense, net, provision for income taxes, depreciation and amortization, equity-based compensation, acquisition expenses, realignment expenses, expenses associated with IPO, other non-operating income and expense (primarily foreign exchange gain (loss)), net, and loss from investment accounted for using the equity method, net of tax;

•	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$137,598	$121,101
Accounts receivable	172,600	211,775
Allowance for doubtful accounts	(6,492)	(7,274)
Prepaid income taxes	7,307	4,543
Prepaid and other current assets	27,897	23,413
Total current assets	338,910	353,558
Property and equipment, net	29,332	29,632
Operating lease right-of-use assets	46,006	—
Intangible assets, net	46,560	46,313
Goodwill	542,239	480,065
Investments	5,218	1,725
Deferred income taxes	44,543	51,068
Other assets	37,689	32,238
Total assets	$1,090,497	$994,599
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,086	$17,669
Accruals and other current liabilities	212,866	167,517
Deferred revenues	173,578	204,991
Operating lease liabilities	15,629	—
Income taxes payable	5,100	2,236
Total current liabilities	422,259	392,413
Long-term debt	589,583	233,750
Long-term operating lease liabilities	32,555	—
Deferred revenues	6,322	8,154
Deferred income taxes	9,502	8,260
Income taxes payable	7,874	8,140
Other liabilities	15,229	9,263
Total liabilities	1,083,324	659,980
Stockholders’ equity:
Common stock	2,622	2,548
Additional paid-in capital	441,723	408,667
Accumulated other comprehensive loss	(29,211)	(23,927)
Accumulated deficit	(407,961)	(52,669)
Total stockholders’ equity	7,173	334,619
Total liabilities and stockholders’ equity	$1,090,497	$994,599

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Subscriptions	$173,174	$155,191	$501,011	$445,338
Perpetual licenses	12,827	13,787	36,020	38,255
Subscriptions and licenses	186,001	168,978	537,031	483,593
Services	16,996	17,610	44,946	50,139
Total revenues	202,997	186,588	581,977	533,732
Cost of revenues:
Cost of subscriptions and licenses	23,338	17,370	66,466	48,201
Cost of services	19,290	17,681	50,126	56,048
Total cost of revenues	42,628	35,051	116,592	104,249
Gross profit	160,369	151,537	465,385	429,483
Operating expenses:
Research and development	50,217	44,756	139,570	136,617
Selling and marketing	41,824	36,721	107,551	111,889
General and administrative	33,006	25,108	85,275	71,415
Amortization of purchased intangibles	3,869	3,550	10,984	10,402
Expenses associated with initial public offering	26,130	—	26,130	—
Total operating expenses	155,046	110,135	369,510	330,323
Income from operations	5,323	41,402	95,875	99,160
Interest expense, net	(1,934)	(2,029)	(4,450)	(6,503)
Other income (expense), net	13,741	(12,306)	6,756	(14,053)
Income before income taxes	17,130	27,067	98,181	78,604
Provision for income taxes	(10,705)	(6,640)	(22,145)	(11,759)
Loss from investment accounted for using the equity method, net of tax	(581)	—	(1,447)	—
Net income	5,844	20,427	74,589	66,845
Less: Net income attributable to participating securities	(4)	(10)	(4)	(10)
Net income attributable to Class A and Class B common stockholders	$5,840	$20,417	$74,585	$66,835
Per share information:
Net income per share, basic	$0.02	$0.07	$0.26	$0.23
Net income per share, diluted	$0.02	$0.07	$0.25	$0.23
Weighted average shares outstanding, basic	289,318,391	286,075,323	287,063,892	286,024,263
Weighted average shares outstanding, diluted	299,634,961	289,629,555	297,251,349	294,586,354

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2020	2019
Cash flows from operating activities:
Net income	$74,589	$66,845
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,836	23,334
Provision for accounts receivable allowance	(541)	2,109
Deferred income taxes	7,853	833
Deferred compensation plan activity	2,487	2,968
Stock-based compensation expense	23,617	6,046
Amortization of deferred debt issuance costs	430	415
Change in fair value of derivative	3,365	159
Change in fair value of contingent consideration	(1,340)	62
Foreign currency remeasurement (gain) loss	(9,067)	13,956
Loss from investment accounted for using the equity method, net of tax	1,447	—
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	46,661	40,847
Prepaid and other assets	8,907	(6,505)
Accounts payable, accruals and other liabilities	31,486	18,545
Deferred revenues	(35,134)	(39,655)
Income taxes payable	(4,571)	(11,710)
Net cash provided by operating activities	176,025	118,249
Cash flows from investing activities:
Purchases of property and equipment and investment in capitalized software	(12,805)	(11,622)
Capitalization of costs to translate software products into foreign languages	(728)	(553)
Acquisitions, net of cash acquired of $2,064 and $980, respectively	(68,920)	(9,662)
Other investing activities	(6,355)	—
Net cash used in investing activities	(88,808)	(21,837)
Cash flows from financing activities:
Proceeds from credit facilities	432,375	136,750
Payments of credit facilities	(201,125)	(147,500)
Proceeds from term loan	125,000	—
Payments of debt issuance costs	(432)	—
Payments of financing leases	(141)	—
Payments of acquisition debt and other consideration	(2,034)	(9,878)
Payments of dividends	(412,852)	(18,830)
Payments for shares acquired including shares withheld for taxes	(72,476)	(18,417)
Proceeds from Common Stock Purchase Agreement	58,349	4,510
Net proceeds from exercise of common stock options and restricted stock	3,206	3,039
Net cash used in financing activities	(70,130)	(50,326)
Effect of exchange rate changes on cash and cash equivalents	(590)	(1,272)
Increase in cash and cash equivalents	16,497	44,814
Cash and cash equivalents, beginning of year	121,101	81,183
Cash and cash equivalents, end of period	$137,598	$125,997

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Nine Months Ended September 30, 2020 and 2019

(in thousands)

(unaudited)

Reconciliation of net income to Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income	$5,844	$20,427	$74,589	$66,845
Interest expense, net	1,934	2,029	4,450	6,503
Provision for income taxes	10,705	6,640	22,145	11,759
Depreciation and amortization	9,172	7,968	25,836	23,334
Equity-based compensation	19,548	2,026	22,760	6,051
Acquisition expenses	3,489	1,425	8,498	4,103
Realignment expenses	9,943	(49)	10,012	(492)
Expenses associated with IPO	26,130	—	26,130	—
Other (income) expense, net	(13,741)	12,306	(6,756)	14,053
Loss from investment accounted for using the equity method, net of tax	581	—	1,447	—
Adjusted EBITDA	$73,605	$52,772	$189,111	$132,156

Reconciliation of net income to Adjusted Net Income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income	$5,844	$20,427	$74,589	$66,845
Non-GAAP adjustments, prior to income taxes:
Amortization of purchased intangibles and developed technologies	5,236	4,638	14,694	13,699
Equity-based compensation	19,548	2,026	22,760	6,051
Acquisition expenses	3,489	1,425	8,498	4,103
Realignment expenses	9,943	(49)	10,012	(492)
Expenses associated with IPO	26,130	—	26,130	—
Other (income) expense, net	(13,741)	12,306	(6,756)	14,053
Total non-GAAP adjustments, prior to income taxes	50,605	20,346	75,338	37,414
Income tax effect of non-GAAP adjustments	(5,644)	(1,473)	(10,785)	(4,981)
Loss from investment accounted for using the equity method, net of tax	581	—	1,447	—
Adjusted Net Income	$51,386	$39,300	$140,589	$99,278

Reconciliation of GAAP Financial Statement Line Items to non-GAAP Adjusted Financial Statement Line Items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Cost of subscriptions and licenses	$23,338	$17,370	$66,466	$48,201
Amortization of purchased intangibles and developed technologies	(1,367)	(1,088)	(3,710)	(3,297)
Equity-based compensation	(861)	(27)	(908)	(60)
Realignment expenses	(50)	—	(50)	51
Adjusted cost of subscriptions and licenses	$21,060	$16,255	$61,798	$44,895

Cost of services	$19,290	$17,681	$50,126	$56,048
Equity-based compensation	(2,526)	(84)	(2,701)	(363)
Acquisition expenses	(615)	—	(1,050)	—
Realignment expenses	(1,548)	12	(1,548)	185
Adjusted cost of services	$14,602	$17,609	$44,827	$55,870

Research and development	$50,217	$44,756	$139,570	$136,617
Equity-based compensation	(6,661)	(749)	(7,817)	(2,306)
Acquisition expenses	(1,969)	(1,129)	(5,113)	(3,083)
Realignment expenses	(841)	37	(910)	79
Adjusted research and development	$40,746	$42,915	$125,731	$131,308

Selling and marketing	$41,824	$36,721	$107,551	$111,889
Equity-based compensation	(4,803)	(632)	(5,607)	(1,757)
Acquisition expenses	(86)	(61)	(243)	(164)
Realignment expenses	(5,183)	—	(5,183)	263
Adjusted selling and marketing	$31,752	$36,027	$96,518	$110,231

General and administrative	$33,006	$25,108	$85,275	$71,415
Equity-based compensation	(4,696)	(535)	(5,726)	(1,565)
Acquisition expenses	(532)	(199)	(1,611)	(546)
Realignment expenses	(2,321)	—	(2,321)	(86)
Adjusted general and administrative	$25,456	$24,374	$75,617	$69,217

Income from operations	$5,323	$41,402	$95,875	$99,160
Amortization of purchased intangibles and developed technologies	5,236	4,638	14,694	13,699
Equity-based compensation	19,548	2,026	22,760	6,051
Acquisition expenses	3,489	1,425	8,498	4,103
Realignment expenses	9,943	(49)	10,012	(492)
Expenses associated with IPO	26,130	—	26,130	—
Adjusted income from operations	$69,669	$49,443	$177,968	$122,520

Investor Contact:
Ankit Hira or Ed Yuen
Solebury Trout for Bentley Systems
ir@bentley.com
1-610-458-2777

Media Contact:

Carey Mann

carey.mann@bentley.com

1-610-458-3170